UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2025

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Sono Group N.V.
(Exact name of registrant as specified in its charter)

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The Netherlands (State or other jurisdiction of incorporation)	001-41066 (Commission File Number)	98-1828632 (IRS Employer Identification No.)

Waldmeisterstrasse 93, Munich, Germany	80935
(Address of principal executive offices)	(Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, Sono Group N.V. (the “Company”) and YA II PN, Ltd. (“Yorkville”), entered into (i) a securities purchase agreement, dated December 30, 2024 (as amended, the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell and issue to Yorkville a new convertible debenture (the “Debenture”) in the aggregate principal amount of $5,000,000 and (ii) an exchange agreement, dated December 30, 2024 (as amended, the “Exchange Agreement”), pursuant to which the Company agreed to issue shares of preferred stock of the Company to Yorkville in exchange for the surrender and cancellation of all of the debentures held by Yorkville. The obligations of the parties under the Securities Purchase Agreement and the Exchange Agreement are subject to certain conditions and limitations, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the Company’s ordinary shares (the “Ordinary Shares”) on the Nasdaq Capital Market. The Company and Yorkville subsequently entered into five Omnibus Amendments to Transaction Documents, respectively dated February 12, 2025 (the “First Omnibus Amendment”), March 7, 2025 (the “Second Omnibus Amendment”), March 25, 2025 (the “Third Omnibus Amendment”), April 24, 2025 (the “Fourth Omnibus Amendment”) and May 26, 2025, pursuant to which the Company and Yorkville agreed to modify certain terms of the Securities Purchase Agreement and the Exchange Agreement.

On July 6, 2025, the Company and Yorkville entered into a sixth Omnibus Amendment to Transaction Documents, effective as of June 30, 2025 (the “New Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement, the Exchange Agreement and certain convertible debentures previously issued by the Company.

Pursuant to the New Omnibus Amendment, the parties agreed to extend the maturity date from July 1, 2025 to August 1, 2025 for the four convertible debentures previously issued by the Company, including the (1) Convertible Debenture issued on December 7, 2022 in the original principal amount of $11.1 million (“Debenture SEV-1”), (2) Convertible Debenture issued on December 8, 2022 in the original principal amount of $10.0 million (“Debenture SEV-2”), (3) Convertible Debenture issued on December 20, 2022 in the original principal amount of $10.0 million (“Debenture SEV-3”), and (4) Convertible Debenture issued on February 5, 2024 in the original principal amount of $4,317,600 (“Debenture SEV-4,” and collectively with Debenture SEV-1, Debenture SEV-2, and Debenture SEV-3, the “Maturing Debentures”).

Pursuant to the New Omnibus Amendment, the parties also agreed to extend the termination dates of the Securities Purchase Agreement and the Exchange Agreement to August 1, 2025.

The foregoing description of the New Omnibus Amendment does not purport to be complete and is qualified in its entirety by the terms of the New Omnibus Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit	Description of Exhibit

10.1	Sixth Omnibus Amendment to Transaction Documents dated July 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

By	/s/ George O’Leary
	Name:	George O’Leary
	Title:	Managing Director

Date: July 8, 2025